               AS FILED WITH THE SECURITIES EXCHANGE COMMISSION ON MARCH 9, 2000
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                    SDL, INC.

             (Exact Name of Registrant as Specified in its Charter)


               Delaware                              77-0331449
      (State or jurisdiction of                   (I.R.S. Employer
    incorporation or organization              Identification Number)


                               80 ROSE ORCHARD WAY
                         SAN JOSE, CALIFORNIA 95134-1365
                                 (408) 943-9411
   (Address and telephone number of registrant's principal executive offices)

                                 ---------------

                                MICHAEL L. FOSTER
                            VICE PRESIDENT - FINANCE
                                    SDL, INC.
                               80 ROSE ORCHARD WAY
                         SAN JOSE, CALIFORNIA 95134-1365
                                 (408) 943-9411
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                   COPIES TO:
                            William D. Sherman, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 813-5600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

        From time to time after the effective date of this Registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ____________________


                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED
                                                       MAXIMUM
                                                       AGGREGATE     PROPOSED MAXIMUM        AMOUNT
      TITLE OF SHARES TO BE          AMOUNT TO BE      PRICE PER         AGGREGATE      OF REGISTRATION
            REGISTERED               REGISTERED(1)      SHARE(2)     OFFERING PRICE(2)         FEE
----------------------------------- ---------------- --------------- ------------------ ------------------
Common Stock, $.001 par value.....  4,337,961 shares    $218.14         $946,282,813         $249,819


(1) Up to an aggregate maximum of 3,990,000 of the shares of Common Stock being registered are issuable by the Registrant in connection with an earn-out.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices of the Registrant's Common Stock on the Nasdaq National Market on March 3, 2000 (as adjusted for the Registrant's 2-for-1 stock split payable on March 13, 2000).

                              -------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   Subject to Completion, dated March 9, 2000

PROSPECTUS

--------------------------------------------------------------------------------


                                    SDL, INC.


                        4,337,961 SHARES OF COMMON STOCK

--------------------------------------------------------------------------------

        4,337,961 shares of our common stock have been issued to former stockholders of Queensgate Instruments Limited ("Queensgate") and an additional aggregate maximum of up to 3,990,000 shares of our common stock may be issued in the future, pursuant to an earn out, to former stockholders and former optionholders of Queensgate as payment for the acquisition by us of all of the outstanding equity interests of Queensgate in March, 2000. The shares of our common stock which may be issued in the future will, if issued, be in payment of the Company's obligations under an earn-out provision in connection with the acquisition of all of the outstanding equity interests of Queensgate. Some of these holders may wish to sell shares of our common stock in the future, and this prospectus allows them to do so. We will not receive any of the proceeds from any sale of shares by these holders, but we have agreed to bear the expenses of registration of the shares by this prospectus. Share numbers in this prospectus are included on a post-split basis to reflect our 2-for-1 stock split being effected in the form of a 100% stock dividend payable on March 13, 2000 to holders of record of our stock on February 29, 2000.

        Our stock is listed on the Nasdaq National Market under the symbol SDLI.

        The last sale price of the common stock on the Nasdaq National Market on March 3, 2000 was $221 per share as adjusted for the Company's 2-for-1 stock split payable on March 13, 2000.

                             -----------------------

INVESTING IN THE COMMON STOCK INVOLVES A HIGH LEVEL OF INVESTMENT RISK. SEE "RISK FACTORS" INCORPORATED BY REFERENCE ON PAGE 5 OF THIS PROSPECTUS

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------


                                 March ___, 2000

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Available Information......................................................3
Incorporation of Certain Documents by Reference............................4
The Company................................................................6
Use of Proceeds............................................................6
Risk Factors...............................................................6
Selling Stockholders.......................................................8
Plan of Distribution.......................................................9
Experts...................................................................11
Legal Matters.............................................................11

        No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with the offer described in this prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the selling stockholders. Neither the delivery of this prospectus nor any sale made under this prospectus shall under any circumstances create any implication that there has been no change in the affairs of SDL, Inc. since the date hereof or since the date of any documents incorporated herein by reference. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.

                              AVAILABLE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Act we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information filed can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site (http://www.sec.gov) containing reports, proxy and information statements and other information of registrants, including ours, that file electronically with the Commission. In addition, the Common Stock is listed on the Nasdaq National Market and similar information concerning us can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

We have filed with the Commission a registration statement on Form S-3 (of which this prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares being offered by this prospectus. This prospectus does not contain all of the information set forth in this registration statement, some portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference and the exhibits and schedules thereto. For further information regarding us and the shares being offered by this prospectus, reference is hereby made to the registration statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

        - SDL's Annual Reports on Form 10-K and Form 10-K/A for the year ended January 1, 1999;

        - SDL's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

        - SDL's Definitive Proxy Statement dated April 9, 1999, filed in connection with SDL's 1999 Annual Meeting of Stockholders held on May 13, 1999;

        - SDL's Definitive Proxy Statement dated January 21, 2000, filed in connection with SDL's Special Meeting of Stockholders held on February 28, 2000;

        - SDL's Current Reports on Form 8-K each dated as of May 18, 1999 and filed with the SEC on June 2, 1999 and June 29, 1999;

        - SDL's Current Report on Form 8-K dated as of September 21, 1999 and filed with the SEC on September 23, 1999;

        - the description of SDL's common stock contained in SDL's Registration Statement on Form 8-A filed on March 31, 1995 under Section 12 of the Exchange Act; and

        - the description of SDL's preferred stock rights contained in SDL's Registration Statement on Form 8-A filed on November 7, 1997 under
          Section 12 of the Exchange Act, including SDL's Registration Statement on Form 8-A/A filed on March 19, 1999 updating such description.

        Each document we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in the applicable prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Michael L. Foster, Vice President - Finance, SDL, Inc., 80 Rose Orchard Way, San Jose, California 95134-1365, telephone number: (408) 943-4344.

                                   THE COMPANY

        SDL designs, manufactures and markets semiconductor lasers, fiber optic related products and optoelectronic systems. Since 1996, the Company strategy has strongly focused on providing solutions for optical communications. The Company's optical communications products power the transmission of data, voice and Internet information over fiber optic networks to meet the needs of telecommunications, dense wavelength division multiplexing (DWDM), cable television and satellite communications applications. The demand for DWDM solutions accelerated significantly in 1999 due to the technology's unique ability to expand network bandwidth and provide much faster transmission of data, voice and video signals. With the qualification of the Company's new wafer fabrication facility in the first half of 1998 and expansion of yields and assembly and test capacity in 1999, the Company was able to successfully ramp capacity and achieve significant revenue growth. Revenue from fiber optic communications products increased by 179 percent in 1999 compared to 1998. Revenue from SDL products were also able to capture a strong position in the undersea fiber optic communications market, where Company revenue increased from less than 1 percent total revenue in 1998 to 30 percent of total revenue in the fourth quarter of 1999. SDL's optical products also serve a wide variety of non-communications applications, including materials processing, printing, medical and scientific instrumentation.

        We were incorporated in California on March 29,1983 and in Delaware on November 16, 1992. We were known as Spectra Diode Laboratories, Inc. until we changed our name to SDL, Inc. in April 1993. References to "SDL" or the "Company" refer to SDL, Inc., our subsidiaries and predecessor entities acquired in previous acquisitions. Our headquarters are located at 80 Rose Orchard Way, San Jose, California, 95134-1365, and our telephone number is (408) 943-9411.

                                 USE OF PROCEEDS

        All of the shares being offered under this prospectus are offered by the Selling Stockholders, and we will not receive any of the proceeds from the sale of the shares. This registration statement is intended to satisfy certain of our obligations under a Share Purchase Agreement and Registration Rights Agreement with the holders of all of the equity interests in Queensgate. Under that agreement, we have agreed to pay expenses of registration of these shares under United States federal and state securities laws.

                                  RISK FACTORS

        You should carefully consider the risk factors set forth in our reports filed with the SEC which are incorporated by reference herein, in evaluating an investment in the common stock. This prospectus and our documents filed with the SEC and incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in or incorporated by reference in this prospectus, other than statements of historical fact, are "forward-looking statements" for purposes of these provisions, including any statements of the plans and objectives for future operations and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Our actual results could differ materially from these projected or assumed in these forward-looking statements because of risks and uncertainties, including risks and uncertainties described in the risk factors incorporated by reference in this prospectus. We assume no obligation to update any such forward-looking statement or reason why actual results might differ.

                              SELLING STOCKHOLDERS

        The following table provides the names of and the numbers of shares of common stock beneficially owned by each Selling Stockholder, the number of shares of common stock which may be issued to each Selling Stockholder in satisfaction of the Company's obligations under the earn-out provisions of the Share Purchase Agreement between the Company and the Selling Stockholders and the number of shares of common stock beneficially owned by each Selling Stockholder upon completion of the offering or offerings pursuant to this prospectus, assuming each Selling Stockholder offers and sells all of its or his/her respective shares. Selling Stockholders may, however, offer and sell all, or some or none of their shares. Under some circumstances, the respective donees, pledgees and transferees or other successors in interest of the Selling Stockholders may also sell the shares listed below as being held by the Selling Stockholders. No Selling Stockholder beneficially owns one percent or greater of the Company's outstanding common stock. All share numbers set forth in the table are included on a post-split basis to reflect our 2-for-1 stock split being effected in the form of a 100% stock dividend payable on March 13, 2000 to stockholders of record on February 29, 2000.

                                                          BENEFICIAL
                                        BENEFICIAL     OWNERSHIP PRIOR
                                        OWNERSHIP        TO OFFERING
                                         PRIOR TO       RESULTING FROM         TOTAL
                                         OFFERING        ISSUANCE OF         POTENTIAL
                                        RESULTING       MAXIMUM NUMBER      BENEFICIAL      BENEFICIAL
                                      FROM ISSUANCE       OF SHARES          OWNERSHIP      OWNERSHIP
                                       OF SHARES ON    PURSUANT TO THE       PRIOR TO       AFTER THE
                                      MARCH 6, 2000        EARN-OUT          OFFERING        OFFERING
                                      -------------    ---------------      ----------      ----------
STOCKHOLDERS:
3i Group plc (1)....................     126,470           857,414             983,884           0
Paul David Atherton.................      64,068           861,334             925,402           0
John Edward Herrin..................       5,908            79,436              85,344           0
Thomas Rudolph Hicks................      62,801           844,308             907,109           0
Newrick Kenneth Reay................      64,068           861,334             925,402           0
James Ring..........................      11,817           158,872             170,689           0
Phyllis Ring........................      11,817           158,872             170,689           0
John Whiteley Ward..................       1,012            13,604              14,616           0
                                         -------         ---------           ---------          ---
      Total Stockholders Shares.....     347,961         3,835,174           4,183,135           0
OPTIONHOLDERS:                                                                                   0
Christopher M. Shannon..............          --            45,340              45,340           0
Ivor E. Thomas......................          --            38,530              38,530           0
John H. Spensley....................          --             9,028               9,028           0
Adrian G. Meldrum...................          --             4,514               4,514           0
David R. Jones......................          --             6,748               6,748           0
Kent H. Wardley.....................          --            22,630              22,630           0
John E. Herrin......................          --             3,388               3,388           0
John W. Ward........................          --             3,388               3,388           0
Terrance C. Dines...................          --             3,388               3,388           0
Sean D. Staines.....................          --             2,234               2,234           0
Colin M. Chambers...................          --             2,234               2,234           0
Samuel Salloum......................          --             2,234               2,234           0
Malachy McConnell...................          --             2,234               2,234           0

Phil Rhead..........................          --             2,234               2,234           0
Jayesh Patel........................          --             2,234               2,234           0
Krzystof Pietraszewski..............          --             2,234               2,234           0
Keith Gambles.......................          --             2,234               2,234           0
                                         -------         ---------           ---------          ---
    Total Optionholders Shares......          --           154,826             154,826           0
                                         -------         ---------           ---------          ---
        Total of Stockholders
        and Optionholders Shares....     347,961         3,990,000           4,337,961           0
                                         -------         ---------           ---------          ---

        (1) The Selling Stockholder is a public company.

        None of the Selling Stockholders has had any material relationship with us or our affiliates within the past three years. All of the shares of common stock set forth above were "restricted securities" under the Securities Act prior to this registration.

        We agreed with the Selling Stockholders to file the registration statement to register the resale of the shares. We agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until such time as all of the securities covered by this registration statement may be freely sold by the Selling Stockholders without registration pursuant to Rule 144(k) of the Securities Act assuming none of the Selling Stockholders is an affiliate of SDL.

                              PLAN OF DISTRIBUTION

        This prospectus relates to the offer and sale from time to time by the holders of up to an aggregate maximum of 4,337,961 shares (adjusted for the 2-for-1 stock split payable on March 13, 2000) of our common stock. These shares have been issued or may be issued in the future pursuant to an earn-out in connection with the Share Purchase Agreement between SDL and the holders of all of the equity interests in Queensgate. This prospectus has been prepared in connection with registering these shares to allow for sales of these shares by the applicable Selling Stockholders to the public as required by the terms of the Share Purchase Agreement and a related Registration Rights Agreement. We have registered the shares for sale pursuant to the terms of the Share Purchase Agreement and the Registration Rights Agreement, but registration of these shares does not necessarily mean that any of these shares will be offered and sold by the holders thereof pursuant to this prospectus.

        We will not receive any proceeds from this offering. The shares may be sold from time to time to purchasers directly by any of the Selling Stockholders, or under some circumstances, donees, pledgees, transferees or other successors in interest ("Transferees") thereof. Alternatively, the Selling Stockholders, or Transferees thereof, may from time to time offer the shares through dealers or agents, who may receive compensation in the form of commissions from the Selling Stockholders, or Transferees thereof, and/or the purchasers of the shares for whom they may act as agent. The Selling Stockholders, or Transferees thereof, and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act of 1933.

        The Selling Stockholders are subject to the provisions of the Exchange Act and the rules under it relating to stock manipulation, particularly Regulation M. They are not to engage in any transaction in violation of these provisions.

        The Selling Stockholders may sell their shares directly to purchasers or may use broker-dealers or agents to sell their shares. Broker-dealers or agents who sell the shares may receive compensation in the form of commissions from the Selling Stockholders or they may receive compensation from purchasers of the shares for whom they acted as agents or to whom they sold the shares as principal, or both. The compensation as to a particular broker-dealer or agent will not be in excess of eight percent (8%) of the selling price of the shares sold by the particular broker-dealer or agent. The Selling Stockholders and any broker-dealers or agents that participate in the sale of their common stock may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions or profits received by these broker-dealers or agents on any resale of the shares may be underwriting discounts and commissions under the Securities Act of 1933, as amended. Selling Stockholders who are "underwriters" within the meaning of the Securities Act, will be subject to the prospectus delivery requirements of the Securities Act.

        We will pay all fees and expenses incurred in connection with preparing and filing this prospectus and any prospectus supplement and the registration statement and any amendments thereto. The Selling Stockholders will pay any brokerage commissions and similar selling expenses, if any, attributable in connection with the sale of the shares of common stock.

        We have agreed to keep the registration statement, of which this prospectus and any subsequent prospectus supplements constitute a part, effective until all of the securities covered by this registration statement may be freely sold by the Selling Stockholders without registration pursuant to Rule 144(k) of the Securities Act, assuming none of the Selling Stockholders is an affiliate of SDL. There can be no assurance that the Selling Stockholders will sell all or any of the shares of common stock offered hereby.

        Under the securities laws of certain states, the securities may be sold in such states only through registered or licensed brokers or dealers.

        Selling Stockholders may also resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act. However, to do so, they must meet the criteria and conform to the requirements of that Rule. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144A of the Securities Act, as amended, may be sold under Rule 144A rather than pursuant to this prospectus. A Selling Stockholder may not sell any common stock covered by the registration statement by means other than as described in this prospectus.

        We have entered into a Registration Rights Agreement for the benefit of the Selling Stockholders to register their common stock under applicable United States federal and state securities laws under various circumstances and at various times. Pursuant to this Registration Rights Agreement, we have agreed to indemnify the Selling Stockholders, and the Selling Stockholders have agreed to indemnify us, for certain liabilities under the Securities Act and the Exchange Act.

        If required, at a time a particular offer of the shares is made, a prospectus supplement, will be distributed that will set forth the name and names of any dealers or agents and any commissions and other terms constituting compensation from the Selling Stockholders, or transferees thereof, and any other required information. The shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

        In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

        The shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such stock as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (d) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate.

                                     EXPERTS

        The consolidated financial statements of SDL, Inc. incorporated by reference in SDL, Inc.'s Annual Report (Form 10-K/A) for the year ended January 1, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. The supplemental consolidated financial statements of SDL, Inc. appearing in SDL, Inc.'s Current Report on Form 8-K dated May 18, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated by reference elsewhere herein, which is based in part on the report of Arthur Andersen, independent auditors. Such consolidated financial statements and supplemental consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

                                  LEGAL MATTERS

        The validity of the issuance of the shares of Common Stock offered pursuant to this prospectus is being passed upon for the Company by Morrison & Foerster LLP, Palo Alto, California.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Common Stock registered hereby. All of such fees and expenses are estimates, except the Securities Act registration fee.

      Securities Act Registration Fee.................    $  249,819
      Printing and duplicating fees...................         5,000
      Legal fees and expenses.........................        50,000
      Accounting fees and expenses....................        15,000
      Miscellaneous expenses..........................         5,181
                                                         -----------
              *Total..................................   $   325,000
                                                         -----------

*None of the expenses listed above will be borne by the selling stockholders.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the General Corporate Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Amended and Restated Bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

        The Registrant's Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its Stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the securities laws or state or federal environmental laws. The Registrant maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Pursuant to written agreement between the respective Selling stockholders and the Company, the directors and officers of the Company are indemnified by such Selling

Stockholders against certain civil liabilities that they may incur under the Securities Act in connection with this registration statement and the related prospectus.

ITEM 16. EXHIBITS

3.1 - Restated Certificate of Incorporation of the Registrant including all amendments thereto

3.2 - Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1 (File No. 33-87752))

4.1 - Reference is made to Exhibits 3.1 and 3.2

4.3.1 - Rights Agreement, dated November 6, 1997, between SDL and Chase Mellon Shareholder Services, L.L.C., together with; Exhibit A, Form of Rights Certificate; Exhibit B, of Summary of Rights to Purchase Preferred Stock; and Exhibit C Form of Certificate of Designation of the Series B Preferred Stock (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A (File No. 000-25688) filed with the SEC on November 7, 1977)

4.3.2 - First Amended and Restated Rights Agreement, dated February 11, 1999, between SDL and Chase Mellon Shareholders Services, L.L.C., a New Jersey limited liability company (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A (File No. 000-25688) filed with the SEC on March 19, 1999)

5.1 - Opinion of Morrison & Foerster LLP

23.1 - Consent of Ernst & Young LLP, Independent Auditors

23.2 - Consent of Arthur Andersen, Chartered Accountants

23.3 - Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1 - Power of Attorney (included on signature page hereto)

ITEM 17. UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high and of the estimated maximum offering price may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of these securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby further undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on March 8, 2000.

                                        SDL, INC.

                                        By: /s/ Donald R. Scifres
                                           ---------------------------------
                                           Chairman of the Board,
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

        The undersigned hereby constitutes and appoints Donald R. Scifres and Michael L. Foster as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the registration statement on Form S-3 in connection with the sale of shares, and to execute any amendments thereto (including post-effective amendments or supplemental registration statements pursuant to Rule 462(b)) or certificates that may be required in connection with this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                                TITLE                           DATE
           ---------                                -----                           ----
  /s/   Donald R. Scifres        Chairman of the Board, Chief Executive        March 8, 2000
------------------------------   Officer and President (Principal Executive
        Donald R. Scifres        Officer)


  /s/   Michael L. Foster        Vice President, Finance and Chief             March 8, 2000
------------------------------   Financial Officer (Principal Financial and
        Michael L. Foster        Accounting Officer)


  /s/     Mark B. Myers          Director                                      March 8, 2000
------------------------------
          Mark B. Myers


/s/     Keith B. Geeslin         Director                                      March 8, 2000
------------------------------
        Keith B. Geeslin


  /s/Frederic N. Schwettmann     Director                                      March 8, 2000
------------------------------
     Frederic N. Schwettmann


  /s/  Anthony B. Holbrook       Director                                      March 8, 2000
------------------------------
       Anthony B. Holbrook

                                  Exhibit Index



3.1 - Restated Certificate of Incorporation of the Registrant including all amendments thereto

3.2 - Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1 (File No. 33-87752))

4.1 - Reference is made to Exhibits 3.1 and 3.2

4.3.1 - Rights Agreement, dated November 6, 1997, between SDL and Chase Mellon Shareholder Services, L.L.C., together with; Exhibit A, Form of Rights Certificate; Exhibit B, of Summary of Rights to Purchase Preferred Stock; and Exhibit C Form of Certificate of Designation of the Series B Preferred Stock (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A (File No. 000-25688) filed with the SEC on November 7, 1977)

4.3.2 - First Amended and Restated Rights Agreement, dated February 11, 1999, between SDL and Chase Mellon Shareholders Services, L.L.C., a New Jersey limited liability company (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A (File No. 000-25688) filed with the SEC on March 19, 1999)

5.1 - Opinion of Morrison & Foerster LLP

23.1 - Consent of Ernst & Young LLP, Independent Auditors

23.2 - Consent of Arthur Andersen, Chartered Accountants

23.3 - Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1 - Power of Attorney (included on signature page hereto)